Exhibit 99.1

GeoVax Announces $20 Million Registered Direct and PIPE Offerings Priced at a Premium to Market Under Nasdaq Rules

ATLANTA, GA, May 25, 2022 — GeoVax Labs, Inc. (Nasdaq: GOVX), a biotechnology company specializing in developing human vaccines and cancer immunotherapies, announced today that it has entered into a definitive agreement with a single healthcare-focused institutional investor for the issuance and sale of 3,030,304 shares of common stock at a purchase price of $1.65 per share (or pre-funded warrant in lieu thereof) in a registered direct offering priced at a premium to market under Nasdaq rules. In a concurrent private placement, GeoVax has also agreed to issue and sell to the investor 9,090,910 shares of common stock (or common stock equivalents) at the same purchase price as in the registered direct offering. In addition, the Company has agreed to issue to the investor in the offerings unregistered preferred investment options (the “investment options”) to purchase up to an aggregate of 12,121,214 shares of common stock. The aggregate gross proceeds to the Company of both offerings are expected to be approximately $20 million. The offerings are expected to close on or about May 27, 2022, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offerings.

The unregistered investment options will be exercisable immediately upon issuance at an exercise price of $1.65 per share and will expire five years from the date of issuance for the investment options to be issued in the registered direct offering and six years from the date of issuance for the investment options to be issued in the private placement.

The shares of common stock, pre-funded warrants and shares of common stock underlying the pre-funded warrants (but excluding the shares of common stock and pre-funded warrants in the private placement and the investment options and the shares of common stock underlying the investment options) are being offered and sold by GeoVax pursuant to a “shelf” registration statement on Form S-3 (333-252437), including a base prospectus, previously filed with the Securities and Exchange Commission (SEC) on January 26, 2021 and declared effective by the SEC on February 3, 2021. The offering of the shares of common stock and the pre-funded warrants to be issued in the registered direct offering are being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available at the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and the accompanying base prospectus may also be obtained from H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The unregistered shares of common stock, pre-funded warrants and investment options described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the pre-funded warrants and investment options, have not been registered under the Act or applicable state securities laws. Accordingly, the shares, the pre-funded warrants, the investment options and the shares of common stock underlying the pre-funded warrants and investment options may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to an accredited investor. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered shares of common stock and the shares issuable upon exercise of the unregistered pre-funded warrants and investment options.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About GeoVax

GeoVax Labs, Inc. is a clinical-stage biotechnology company developing human vaccines and immunotherapies against infectious diseases and cancer using novel proprietary platforms. GeoVax’s product pipeline includes two ongoing Phase 2 clinical trials of GEO-CM04S1 (formerly COH04S1) for COVID-19 as a universal booster vaccine to mRNA vaccines authorized by the U.S. Food and Drug Administration (FDA) and as a primary vaccine for use in immunocompromised patients. In addition to GEO-CM04S1 for COVID-19, GeoVax is developing GEO-CM02 as a pan-coronavirus vaccine. The Company is also conducting a Phase 1/2 clinical trial of Gedeptin® for treatment of head and neck cancer. Gedeptin® has been granted orphan drug status by the FDA. Additional research and development programs include preventive vaccines against Zika Virus, hemorrhagic fever viruses (Ebola, Sudan, Marburg, and Lassa) and malaria, as well as immunotherapies for multiple solid tumors. The Company’s portfolio of wholly owned, co-owned, and in-licensed intellectual property stands at over 70 granted or pending patent applications spread over 20 patent families.

For additional information about GeoVax, visit our website: www.geovax.com.

Forward-Looking Statements

This release contains forward-looking statements regarding GeoVax’s business plans. The words “believe,” “look forward to,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Actual results may differ materially from those included in these statements due to a variety of factors, including whether: GeoVax is able to obtain acceptable results from ongoing or future clinical trials of its investigational products, GeoVax’s immuno-oncology products and preventive vaccines can provoke the desired responses, and those products or vaccines can be used effectively, GeoVax’s viral vector technology adequately amplifies immune responses to cancer antigens, GeoVax can develop and manufacture its immuno-oncology products and preventive vaccines with the desired characteristics in a timely manner, GeoVax’s immuno-oncology products and preventive vaccines will be safe for human use, GeoVax’s vaccines will effectively prevent targeted infections in humans, GeoVax’s immuno-oncology products and preventive vaccines will receive regulatory approvals necessary to be licensed and marketed, GeoVax raises required capital to complete development, there is development of competitive products that may be more effective or easier to use than GeoVax’s products, GeoVax will be able to enter into favorable manufacturing and distribution agreements, and other factors, over which GeoVax has no control.

Further information on our risk factors is contained in our registration statement on Form S-3 and the periodic reports on Form 10-Q and Form 10-K that we have filed and will file with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by U.S. federal securities law.

Contact:

GeoVax Labs, Inc.

investor@geovax.com

678-384-7220

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